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As filed with the Securities and Exchange Commission on May 23, 2013

Registration No. 333-184685

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Coca-Cola HBC AG
(Exact name of Registrant as specified in its charter)

Switzerland	2086	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Baarerstrasse 14, CH-6300 Zug, Switzerland, +41 (041) 561-3243
 (Address, including Zip code, and telephone number, including area code, of Registrant's principal executive offices)

C T Corporation System, 111 Eighth Avenue, New York, NY 10011, (212) 894-8800
 (Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Spyros Mello, Esq. Chief Compliance Officer and Deputy General Counsel Coca-Cola Hellenic Bottling Company S.A. 9 Fragoklissias Street 151 25 Maroussi, Athens, Greece Tel. No.: 011-30-210-618-3137	George H. White, Esq. Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom Tel. No.: 011-44-20-7959-8900	Thomas N. O'Neill III, Esq. Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom Tel. No.: 011-44-20-7456-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-184685

        If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

    Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

    Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

 EXPLANATORY NOTE

        We are filing this Post-Effective Amendment No. 2 pursuant to Rule 462(d) of the Securities Act of 1933, as amended, for the sole purpose of filing additional exhibits to the Registration Statement No. 333-184685, as amended. Accordingly, this Post-Effective Amendment No. 2 will become effective immediately upon filing with the Securities and Exchange Commission.

Item 21.    Exhibits.

        (a)   The following exhibits are filed as part of this registration statement, unless otherwise indicated.

Exhibit No.	Description
3.1	English translation of Coca-Cola HBC Articles of Association (incorporated by reference to Exhibit 3.1 to the current report on Form 6-K filed by Coca-Cola HBC AG on April 26, 2013)
3.2	Organizational Regulations of Coca-Cola HBC+
5.1	Opinion of Bär and Karrer with respect to the validity of the Coca-Cola HBC Shares to be registered†
8.1	Opinion of Ernst & Young Business Advisory Solutions SA with respect to material Greek tax consequences of the transaction††
8.2	Opinion of Sullivan & Cromwell LLP with respect to material U.S. tax consequences of the transaction††
8.3	Opinion of Bär and Karrer with respect to material Swiss tax consequences of the transaction**
10.1
€550,000,000 Statutory Buy-Out Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; Citibank N.A., London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.2
€500,000,000 Bond Bridge Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; ING Bank N.V.; Citibank, N.A., London Branch; Credit Suisse AG, London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.3
Letter of Amendment, dated as of February 20, 2013, to €550,000,000 Statutory Buy-Out Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; Citibank N.A., London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.4
Letter of Amendment, dated as of February 20, 2013, to €500,000,000 Bond Bridge Facility Agreement, dated October 11, 2012, between Coca-Cola HBC AG and Citigroup Global Markets Limited; Credit Suisse AG, London Branch; ING Bank N.V.; Citibank, N.A., London Branch; Credit Suisse AG, London Branch; ING Bank N.V., Dublin Branch; and ING Bank N.V., London Branch††
10.5	Letter from The Coca-Cola Company, dated October 7, 2012, regarding the extension of the term of the bottlers' agreements††
10.6
Letter Agreement Regarding Termination of Shareholders' Agreement and Relationship Agreement, dated as of February 21, 2013, by and among Coca-Cola HBC AG, Coca-Cola Hellenic Bottling Company S.A., Kar-Tess Holding and The Coca-Cola Company, the Coca-Cola Export Corporation, Barlan, Inc., Atlantic Industries, Coca-Cola Overseas Parent Ltd., Refreshment Product Services and CCHBC Grouping, Inc.††
12.1	Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 7.1 to the Coca-Cola Hellenic 2012 Form 20-F)
23.1	Consent of PricewaterhouseCoopers S.A.+
23.2	Consent of Bär and Karrer (included in Exhibit 5.1)
23.3	Consent of Ernst & Young Business Advisory Solutions SA (included in Exhibit 8.1)

Exhibit No.	Description
23.4	Consent of Jefferies International Limited*
23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.2)
23.6	Consent of Bär and Karrer (included in Exhibit 8.3)
24.1	Powers of attorney*
99.1	Form of Letter of Transmittal+
99.2	Declaration of Acceptance+
99.3	Letter to Clients for Tender of Coca-Cola Hellenic ADSs+
99.4	Letter to Clients for Tender of Coca-Cola Hellenic Shares+
99.5	Letter to Brokers+
99.6	Form of Supplemental Letter of Transmittal ++
99.7	Statutory Sell-Out Election Form ++
99.8	Consents of Persons Named to Become Director (incorporated by reference to Exhibit 99.11 to the Coca-Cola HBC AG Registration Statement filed on Form F-4 on November 1, 2012)
99.9	Consent of Susan Kilsby to Become Director (incorporated by reference to Exhibit 99.12 to Amendment No. 2 to the Coca-Cola HBC AG Registration Statement filed on Form F-4 on December 17, 2012)
99.10	Form of Statutory Buy-Out Supplemental Letter of Transmittal
99.11	Statutory Buy-Out Election Form

*
Previously filed with the Coca-Cola HBC AG Registration Statement on Form F-4 on November 1, 2012.

**
Previously filed with Amendment No. 1 to the Coca-Cola HBC AG Registration Statement on Form F-4 on December 4, 2012.

†
Previously filed with Amendment No. 3 to the Coca-Cola HBC AG Registration Statement on Form F-4 on December 19, 2012.

††
Previously filed with Amendment No. 4 to the Coca-Cola HBC AG Registration Statement on Form F-4 on February 26, 2013.

+
Previously filed with Amendment No. 5 to the Coca-Cola HBC AG Registration Statement on Form F-4 on March 6, 2013.

++
Previously filed with Post-Effective Amendment No. 1 to the Coca-Cola HBC AG Registration Statement on Form F-4 on April 22, 2013.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland, on May 23, 2013.

COCA-COLA HBC AG
/s/ DIMITRIS LOIS

Name:	Dimitris Lois
Title:	Chief Executive Officer
/s/ JAN GUSTAVSSON

Name:	Jan Gustavsson
Title:	General Counsel and Company Secretary

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Gustavsson, Dimitris Lois and Michalis Imellos, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, in any and all capacities, to sign on his or her behalf any or all amendments (including post-effective amendments) and supplements to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on May 23, 2013.

SIGNATURE/NAME	TITLE

George A. David	Chairman (Director)
/s/ ANASTASIOS P. LEVENTIS Anastasios P. Leventis	Vice-Chairman (Director)
/s/ ANASTASSIS G. DAVID Anastassis G. David	Non-Executive Director
Haralambos K. Leventis	Non-Executive Director
/s/ DIMITRIS LOIS Dimitris Lois	Executive Director (Director and Chief Executive Officer)
/s/ JOHN HUNTER John Hunter	Non-Executive Director
/s/ IRIAL FINAN Irial Finan	Non-Executive Director
/s/ SIR MICHAEL LLEWELLYN-SMITH Sir Michael Llewellyn-Smith	Independent Non-Executive Director
/s/ NIGEL MACDONALD Nigel Macdonald	Independent Non-Executive Director
/s/ ANTONIO D'AMATO Antonio D'Amato	Independent Non-Executive Director

SIGNATURE/NAME	TITLE

/s/ KENT ATKINSON Kent Atkinson	Senior Independent Non-Executive Director
/s/ CHRISTOS IOANNOU Christos Ioannou	Independent Non-Executive Director
/s/ SUSAN KILSBY Susan Kilsby	Independent Non-Executive Director
/s/ MICHALIS IMELLOS Michalis Imellos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States

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EXPLANATORY NOTE
  Item 21. Exhibits.
SIGNATURES
POWER OF ATTORNEY